GEOVIC RECEIVES NOTICE OF TORONTO STOCK EXCHANGE DELISTING

June 3, 2014 – Denver, CO, USA – Geovic Mining Corp. (“Geovic” or the “Company”) (TSX:GMC, OTCBB:GVCM) has received notice from the Toronto Stock Exchange (the “TSX”) that the TSX has determined to delist Geovic’s securities from the TSX for failure to meet the continued listing requirements of the TSX. The delisting will be effective at the close of market on July 3, 2014.

About Geovic

Geovic is a U.S.-based corporation whose principal asset is a 60.5% indirect ownership of a significant cobalt-nickel-manganese deposit in the Republic of Cameroon, Africa. Additional Company initiatives and project information may be found on the websites www.sedar.com, and www.sec.gov. For more information, please go to www.geovic.net or contact:

Michael Mason

Chairman and CEO

Geovic Mining Corp.

Direct (303) 476-6455

mt_mason@msn.com

On behalf of the Board

Michael T. Mason, CEO

Cautionary Note Regarding Forward Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of Canadian securities legislation) that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to the delisting of the Company’s securities from the TSX and the merits of the Company’s mineral projects. In certain cases, forward-looking statements can be identified by the use of words such as “proposes”, “expects”, “is expected”, “scheduled”, “estimated”, “intends”, or variations of such words and phrases or statements that certain actions, events or results “will” occur. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others, risks related to exploration activities and operations; actual results of current exploration activities; conclusions of economic evaluations; predicted capital costs, operating costs, the ability to obtain financing and to market the products, production rates; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore resources, grades, or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labor disputes, other risks of the mining industry, delays in obtaining governmental approvals or financing or in the completion of development or construction activities and other factors as described in detail in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.